As filed with the Securities and Exchange Commission on April 22, 2009

Registration No. 2-66128

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of registrant as specified in its Charter)

Pennsylvania	25-0464690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 North Shore Drive

Pittsburgh, PA  15212

(412) 553-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis B. Gardner

Vice President and General Counsel

EQT Corporation

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

(412) 553-5700

(Name and address, including zip code and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☒    Accelerated Filer  ☐

Non-accelerated Filer  ☐ (Do not check if a smaller reporting company)       Smaller reporting company  ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 5 to the Registration Statement on Form S-3 (File No. 2-66128) is being filed with the Securities and Exchange Commission pursuant to Item 512 of Regulation S-K to terminate the offering and to remove from registration the shares of common stock under the company’s prior dividend reinvestment plan that were registered but which remain unsold as of the date of this amendment.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 22nd day of April, 2009.

EQT Corporation

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2009.

Name	Title

*	Chairman and Chief Executive Officer
Murry S. Gerber	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial
Philip P. Conti	Officer (Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller
Theresa Z. Bone	(Principal Accounting Officer)

*	Director
Vicky A. Bailey

*	Director
Philip G. Behrman

*	Director
A. Bray Cary

*	Director
Barbara S. Jeremiah

*	Director
George L. Miles, Jr.

*	President, Chief Operating Officer and
David L. Porges	Director

*	Director
James E. Rohr

*	Director
David S. Shapira

*	Director
Lee T. Todd, Jr.

*	Director
James W. Whalen

* By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact